SUBJECT TO REVISION

COMPUTATIONAL MATERIALS AS REVISED JULY 9, 2003

$675,000,000 (Approximate)

GMAC RFC (GRAPHIC OMITTED)

Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2003-KS6

RASC Series 2003-KS6 Trust

Issuer

Residential Asset Securities Corporation

Depositor

Residential Funding Corporation

Master Servicer

July 9, 2003

CREDIT SUISSE FIRST BOSTON (GRAPHIC OMITTED)

Disclaimer

By entering into a transaction with CSFB, you acknowledge that you have read and understood the following terms: CSFB is acting solely as an arm's length contractual counterparty and not as your financial adviser or fiduciary unless it has agreed to so act in writing. Before entering into any transaction you should ensure that you fully understand its potential risks and rewards and independently determine that it is appropriate for you given your objectives, experience, financial and operational resources, and other relevant circumstances. You should consult with such advisers, as you deem necessary to assist you in making these determinations. You should also understand that CSFB or its affiliates may provide banking, credit and other financial services to any company or issuer of securities or financial instruments referred to herein, underwrite, make a market in, have positions in, or otherwise buy and sell securities or financial instruments which may be identical or economically similar to any transaction entered into with you. If we make a market in any security or financial instrument, it should not be assumed that we will continue to do so. Any indicative terms provided to you are provided for your information and do not constitute an offer, a solicitation of an offer, or any advice or recommendation to conclude any transaction (whether on the indicative terms or otherwise). Any indicative price quotations, disclosure materials or analyses provided to you have been prepared on assumptions and parameters that reflect good faith determinations by us or that have been expressly specified by you and do not constitute advice by us. The assumptions and parameters used are not the only ones that might reasonably have been selected and therefore no guarantee is given as to the accuracy, completeness, or reasonableness of any such quotations, disclosure or analyses. No representation or warranty is made that any indicative performance or return indicated will be achieved in the future. None of the employees or agents of CSFB or its affiliates is authorized to amend or supplement the terms of this notice, other than in the form of a written instrument, duly executed by an appropriately authorized signatory and countersigned by you.

Attached is a term sheet describing the structure, collateral pool and certain aspects of the Certificates. The term sheet has been prepared by CSFB for informational purposes only and is subject to modification or change. The information and assumptions contained therein are preliminary and will be superseded by a prospectus and prospectus supplement and by any other additional information subsequently filed with the Securities and Exchange Commission or incorporated by reference in the Registration Statement.

Neither Credit Suisse First Boston LLC nor any of its respective affiliates makes any representation as to the accuracy or completeness of any of the information set forth in the attached Series Term Sheet.

A Registration Statement (including a prospectus) relating to the Certificates has been filed with the Securities and Exchange Commission and declared effective. The final Prospectus and Prospectus Supplement relating to the securities will be filed with the Securities and Exchange Commission after the securities have been priced and all of the terms and information are finalized. This communication is not an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Interested persons are referred to the final Prospectus and Prospectus Supplement to which the securities relate. Any investment decision should be based only upon the information in the final Prospectus and Prospectus Supplement as of their publication dates.

Break-Even CDR Table

Assumptions

  100% PPC
  20% Loss Severity
  100% Servicer Advances
  12 Month Lag
  Run to maturity
  Defaults are in additional to prepayments
  "Break" is first dollar of principal loss

		STATIC LIBOR		FORWARD LIBOR
	RATING (M/S)	CDR BREAK	CUM LOSS	CDR BREAK	CUM LOSS
Class M-1	Aa2/AA+	29.9%	10.64%	28.2%	10.25%
Class M-2	A2/A+	18.2%	7.53%	16.9%	7.13%
Class M-3	Baa2/BBB+	13.2%	5.87%	12.3%	5.55%

Estimated Excess Spread
Period	Static XS Spread	Forward XS Spread	Forward 1ML	Forward 6ML	Period	Static XS Spread	Forward XS Spread	Forward 1ML	Forward 6ML
1	425	425	1.11%	1.12%	35	448	422	3.28%	3.55%
2	399	399	1.11%	1.13%	36	453	464	3.35%	3.63%
3	404	404	1.11%	1.13%	37	446	443	3.50%	3.71%
4	399	399	1.11%	1.15%	38	455	436	3.58%	3.79%
5	404	404	1.11%	1.17%	39	465	447	3.65%	3.86%
6	398	399	1.16%	1.21%	40	461	428	3.73%	3.93%
7	398	393	1.16%	1.24%	41	468	463	3.80%	4.00%
8	409	404	1.15%	1.31%	42	463	477	3.87%	4.07%
9	398	394	1.20%	1.39%	43	464	471	3.94%	4.14%
10	403	394	1.24%	1.47%	44	480	507	4.01%	4.18%
11	398	385	1.35%	1.55%	45	464	457	4.07%	4.21%
12	403	379	1.33%	1.62%	46	470	466	4.14%	4.24%
13	397	374	1.56%	1.71%	47	465	454	4.21%	4.28%
14	396	350	1.62%	1.77%	48	471	483	4.28%	4.30%
15	401	351	1.68%	1.82%	49	466	462	4.15%	4.33%
16	395	337	1.74%	1.88%	50	466	475	4.20%	4.39%
17	400	338	1.79%	1.94%	51	472	485	4.26%	4.44%
18	394	325	1.85%	2.00%	52	467	465	4.32%	4.50%
19	394	318	1.91%	2.05%	53	473	482	4.38%	4.56%
20	409	336	1.96%	2.16%	54	468	483	4.43%	4.61%
21	393	306	2.02%	2.27%	55	469	478	4.49%	4.67%
22	398	308	2.07%	2.38%	56	480	506	4.54%	4.70%
23	391	293	2.13%	2.50%	57	470	469	4.60%	4.72%
24	440	442	2.18%	2.62%	58	476	481	4.65%	4.75%
25	434	426	2.54%	2.74%	59	471	467	4.70%	4.78%
26	432	389	2.62%	2.82%	60	477	495	4.75%	4.80%
27	436	390	2.69%	2.90%	61	472	475	4.66%	4.83%
28	430	371	2.77%	2.97%	62	473	485	4.71%	4.87%
29	434	374	2.84%	3.05%	63	479	498	4.75%	4.91%
30	428	395	2.92%	3.12%	64	474	478	4.80%	4.96%
31	427	386	2.99%	3.19%	65	480	497	4.84%	5.00%
32	443	414	3.06%	3.28%	66	476	494	4.89%	5.05%
33	424	369	3.14%	3.37%	67	476	491	4.93%	5.09%
34	429	374	3.21%	3.45%	68	492	539	4.97%	5.11%